EXHIBIT 2

                               AMENDMENT NO. 1 TO
                          AGREEMENT AND PLAN OF MERGER


          This AMENDENT NO. 1 TO AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of May 21, 1999, by and between Monsanto Company, a Delaware corporation ("Buyer"), and Delta and Pine Land Company, a Delaware corporation (the "Company").


                                    RECITALS

         WHEREAS, Buyer and the Company are parties to that Agreement and Plan of Merger, made and entered into as of May 8, 1998 (the "Merger Agreement");

         WHEREAS, Buyer and the Company deem it advisable and in the best interests of the stockholders of each corporation to amend the Merger Agreement on the terms set forth herein;

         NOW, THEREFORE, in consideration of the foregoing and of the mutual agreements set forth herein, the parties agree as follows:

        1. Section 8.01(k) of the Merger Agreement is hereby amended to read in its entirety as follows:

                  "the Company shall have transferred (subject to the Company's ability to obtain such third party consents to such transfers as it is able to obtain) to D&PL Technology Holding Corp. all of its right, title and interest in and to all of the Intellectual Property and all of the varieties and hybrids of cotton and soybeans in which the Company owns any interest, pursuant to such transfer and assignment documents as are reasonably satisfactory in form and substance to Buyer and the Company; and".

       2. Section 9.01(b) of the Merger Agreement is hereby amended to read in its entirety as follows:


                  "by either the Company or Buyer, if the Merger has not been consummated by December 31, 1999; provided that if the condition set forth in Section 8.01(b) hereof shall not have been satisfied prior to such date, the Company may, in its sole discretion and upon notice to Buyer, extend such date to a date not later than June 30, 2000; and provided, further, that no party may terminate this Agreement pursuant to this subsection if such party's failure to fulfill any of its obligations under this Agreement shall have been the reason that the Effective Time shall not have occurred on or before said date;".


        3. Buyer and the Company agree that, notwithstanding Section 5.01(f) or any other provision of the Merger Agreement to the contrary, the Company shall be permitted to amend its 1993 and 1995 Long Term Incentive Plans to permit any holder of Company stock options to transfer or assign his or her option rights to one or more entities established for the benefit of the option holder's family or to charitable organizations, provided that any such amendment is effected in compliance with the terms of such Plans and applicable law.

        4. Capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Merger Agreement.

        5.  This  Amendment  may  be  executed  to  one  or  more   counterparts
            (including by means of telecopied signature pages), all of which shall be considered one and the same agreement, and shall become effective when one or more of such counterparts have been signed by each of the parties and delivered to the other party.

        6. The Merger Agreement shall remain in full force and effect, as amended hereby, and as so amended Buyer and the Company hereby reaffirm all of their respective rights and obligations thereunder.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed by their respective authorized officers as of the day and year first above written.



                                            MONSANTO COMPANY



                                            By:      /s/ Susan D. Berland
                                            Name: Susan D. Berland
                                            Title:Director, Mergers &
                                                  Acquisitions




                                            DELTA AND PINE LAND COMPANY


                                            By:      /s/ Roger D. Malkin
                                            Name: Roger D. Malkin
                                            Title:    Chairman